UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GABELLI DIVIDEND & INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

On June 9, 2026, The Gabelli Dividend & Income Trust Inc. (the “Fund”) posted a microsite to its website (which can be viewed at https://gdvvote.com/) in connection with the Fund’s 2026 annual meeting of shareholders. The information posted on the microsite is set forth below:

GA BELLI Gabelli Dividend & Income Trust NYSE: GDV ANNUAL MEETING DAT E RECORD DAT E March 12, 202 6 THE CHOICE IS CLEAR, THE CARD IS WHITE

Register here for personalized voting assistance Your Vote. Your Incom e . Your Fund. - 6 P \ m illfe • s _,.. Download the brochure here

Step-by-step voting instructions

Step 1 — Find your WHITE proxy card

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Your official WHITE proxy card was mailed directly to you from your broker, or by the Fund, depending on how your shares are held. You may also have received a voting notice by email. If you cannot locate your WHITE card, contact Alliance Advisors at 1-866-206-7868 and they will assist you.

Step 2 — Disregard the gold card from Saba Capital

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You may have received a gold proxy card from Saba Capital Management, an outside activist fund. Do not vote the gold card — and do not return it.

IMPORTANT
Any vote cast on Saba Capital's gold card — including an against or abstain vote — counts toward Saba's tally, not GDV's. The only way to support GDV's board is to vote the WHITE card.

Step 3 - Vote FOR all three GDV board nominees On your WHITE proxy card, ma rk yourvoteFOR each of the fo l low i ng nominees: Frank J. Fah r enkopf, J r. Colin J. Kilrain Salvatore J . Zizza These are the board's recommended candidates - experienced , indepe n dent fiduciaries wit h a demonst r atedcommitment to shareholder value . Step 4 - Submit your vote before June 29, 2026 Vo t es must be received beforeJ une 28, 2026 a t 11 : 5 9p m E S T . Voting ear l y ensures your voice is heard . Youcan vote in three ways: ONLINE V i s i t the secure proxy website on your WHITE cardandfollow the instructions BY PHONE ca1l 1 - 866 - 2 06 - 7 8 68 to speak w i th a live All i anceAdvisors agent who willwalk you through the voting process BY MAIL Complete the WH I TE proxy card and return it ,n the postage - paid envelop e provided

Hear from Chris Marangi President of Gabelli and Portfolio Manager for the Gabelli D i vidend & Income Trust

Why You Should Support GDV's Board

GDV's board has delivered meaningful, consistent results for shareholders for over two decades. Here is what that track record looks like:

THE RESULTS SPEAK FOR THEMSELVES

- Nearly 23% investor return in a single year in the 12 months ended May 5, 2026
- 6.1% current return. Annual distribution raised to $1.80 per share, paid monthly — consistent income for long-term shareholders
- Discount to NAV narrowed meaningfully over time through active management and ongoing share repurchases
- Board is 10 of 13 members independent — strong governance, not a rubber stamp
- Four new independent trustees added since 2021 — the board has refreshed itself without disruption

Data as of May 31, 2026, unless otherwise noted.

A board built for long-term income investors

GDV was built for shareholders who rely on consistent, growing distributions from a professionally managed closed-end fund. The current board understands that mission. Every decision — share repurchases, distribution policy, portfolio oversight — has been made with long-term shareholder value in mind.

That alignment is not accidental. It is the result of an independent, experienced board with deep knowledge of the fund and its shareholder base.

WHY THIS ELECTION MATTERS MORE THAN USUAL

This is a contested election, which means two things that shareholders need to understand:

THRESHOLD

GDV trustees require a majority of outstanding shares to prevail. This means every vote matters — not just who votes for whom, but whether shareholders vote at all.

WHITE CARD

Voting **WHITE** is the only way to support your board and protect your fund. The WHITE card is your voice – and we need to hear it.

GOLD CARD

Any vote on Saba Capital's gold card – even an against or abstain vote – counts towards Saba's tally. Abstaining, or voting against Saba Capital's nominee does not help GDV.

About the Contested Election

An outside activist, Saba Capital, is running a competing slate at GDV's annual meeting — a firm that has been actively selling its own Gabelli Dividend & Income Trust shares while simultaneously seeking a seat on your board. Supporting Saba could introduce uncertainty around the future direction, governance and stewardship of a Fund designed for income-oriented investors.

WHAT SHAREHOLDERS SHOULD KNOW ABOUT SABA CAPITAL

- Saba Capital is a New York-based activist hedge fund
- Saba has been actively selling its GDV shares while simultaneously seeking a board seat
- Saba's historical agenda is to push funds toward converting to open-end structures or liquidating — strategies that can conflict with the interests of long-term income shareholders
- Saba's track record at other funds shows a pattern of short-term intervention that does not benefit long-term holders
- Saba's approach exploits governance processes, intended to protect all shareholders, to secure gains for itself

What a Saba board seat could mean for GDV A board sea t gives Saba leverage over fund strategy , dis t r i bution policy, and management decisions. GOV was built as a long - t erm income vehicle . Saba ' s interest are li ke l y those of a short - term activist. not a long - term i n come investo . r The board has a fiduciary obli g ation to all sharehol d ers . Saba ' s nominees migh t represent Saba ' s i n t erests .

Why am I receiving multiple proxy cards?

Because this is a contested election, two separate parties are soliciting your vote. GDV will send you a WHITE proxy card. Saba Capital will send you a gold card. Only the WHITE card supports GDV's nominees. Discard the gold card.

What if I already voted the gold card?

You can revoke your prior vote and submit a new one. Contact Alliance Advisors at 1-866-206-7868 immediately and they will walk you through the process. Only your most recently submitted vote counts.

What if I hold shares through a broker or bank?

If you hold shares through a brokerage or bank (street name), you will receive voting instructions from your financial institution. Follow those instructions and make sure to vote FOR GDV's nominees. If you need help, call Alliance Advisors at 1-866-206-7868.

# What happens if I don't vote?

In a contested election, not voting has consequences.  GDV's Trustees need a majority of the outstanding shares to be elected.  If you don't vote, your shares do not count toward GDV's threshold — which makes it harder for the board to win. Every share matters.

Can I vote by phone? X Yes. Call 1 - 866 - 206 - 7868 t o speak with a live A l lia n ce Adv i so r s age n t Vot i n g by p hone ta k es a pp roximate l y one m i nute. What is the deadline to vote? X The deadline to vote is Ju n e 28 . 2026 at 11:5 9 pm ET

Who is Alliance Advisors?

Alliance Advisors is GDV's proxy solicitor — the firm retained by the board to assist shareholders with the voting process. They are available to answer questions, help you vote, and revoke a prior vote if necessary. Reach them at 1-866-206-7868, Monday through Friday 9am–10pm ET.

THE CHOICE IS CLEAR, THE CARD IS WHITE

Register here for personalized voting assistance

CONTACT

Contact Alliance Advisors, our proxy solicitor, at **1-866-206-7868** or email **GDV@allianceadvisors.com**

Disclaimer

This website is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security.

This website is not intended to be, nor should it be construed or used as, investment, tax or legal advice. This website is the exclusive property of The Gabelli Dividend & Income Fund ("GDV" or the "Fund") and may not be reproduced or distributed, in whole or in part, without the express prior written consent of the Fund.

Important Additional Information

The Fund, its trustees and certain of its executive officers, and Gabelli Funds, LLC, the Fund's investment adviser, and certain of its officers and employees, may be deemed to be "participants" (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from shareholders in connection with the 2026 Annual Meeting and any adjournment thereof (the "2026 Annual Meeting"). Information regarding the identities of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Fund's proxy statement and other materials filed with the SEC in connection with the 2026 Annual Meeting. Information relating to the foregoing can be found in the Fund's definitive proxy statement for its 2026 annual meeting of shareholders, filed with the SEC on March 31, 2026, under the section captioned "Information Concerning Participants in the Solicitation." Information regarding subsequent changes to their holdings of the Fund's securities can be found in the SEC filings on Forms 3, 4, and 5, which are available through the SEC's website at www.sec.gov and can be obtained free of charge.

Cautionary Statement

The timing of the postings included in this website is made at the discretion of the Fund. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Fund does not review past postings to determine whether they remain accurate, and information contained in such postings may have been superseded.

Certain statements on this website may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any projections, forecasts and estimates contained or incorporated by reference herein are forward-looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of posting. The Fund cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in any posting to reflect any change in the Fund's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Testimonials, Other Quotations and Third-Party Statements

This website may contain or refer to news, commentary and other information relating to the Fund generated by, or sourced from, persons or companies that are not affiliated with the Fund. The Fund has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, including, without limitation, information generated by Saba Capital Master Fund, Ltd. (the "Saba Hedge Fund"), a hedge fund managed by Saba Capital Management, L.P. ("Saba Capital" and together with the Saba Hedge Fund and certain affiliates thereof, "Saba") (collectively, the "Dissident Group"). The Fund has not assisted in the preparation of any third party information, including, without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of the Fund.

© 2026 GAMCO Investors, Inc. All rights reserved.
The Gabelli Mutual Funds are distributed by G.distributors, LLC., a registered broker-dealer and member of FINRA.

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